CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Buffered Performance Leveraged Upside Securities due 2023	$3,111,000	$339.41

November 2020

Pricing Supplement No. 5,243
Registration Statement Nos. 333-221595; 333-221595-01
Dated November 12, 2020
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due May 17, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Buffered PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered PLUS will pay no interest, provide a minimum payment at maturity of only 10% of the stated principal amount and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Buffered PLUS will be based on the value of the worst performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying, subject to the maximum payment at maturity. If the final level of either underlying is less than or equal to its respective initial level, but the final level of each underlying is greater than or equal to 90% of its respective initial level, meaning that neither underlying has decreased from its initial level by an amount greater than the buffer amount of 10%, investors will receive the stated principal amount of their investment. However, if the final level of either underlying is less than 90% of its respective initial level, meaning that either underlying has decreased from its respective initial level by an amount greater than the buffer amount of 10%, investors will lose 1% for every 1% decline in the worst performing underlying by an amount greater than the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in either underlying beyond the buffer amount will result in a loss, and potentially a significant loss, of your investment even if the other underlying has appreciated or has not declined as much. The Buffered PLUS are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlyings and forgo current income and returns above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the worst performing underlying. The Buffered PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	May 17, 2023
Underlyings:	The Russell 2000® Index (the “RTY Index”) and the iShares® MSCI Emerging Markets ETF (the “EEM Shares”)
Aggregate principal amount:	$3,111,000
Payment at maturity:	If the final level of each underlying is greater than its respective initial level,
$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying) In no event will the payment at maturity exceed the maximum payment at maturity.
If the final level of either underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 90% of its respective initial level, meaning that neither underlying has decreased from its initial level by an amount greater than the buffer amount of 10%,
$1,000
If the final level of either underlying is less than 90% of its respective initial level, meaning that either underlying has decreased from its respective initial level by an amount greater than the buffer amount of 10%,
($1,000 × underlying performance factor of the worst performing underlying) + $100
Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered PLUS pay less than $100 per Buffered PLUS at maturity.
Underlying percent change:	With respect to each underlying, (final level – initial level) / initial level
Worst performing underlying:	The underlying with the lesser underlying percent change
Underlying performance factor:	With respect to each underlying, final level / initial level
Initial level:

With respect to the RTY Index, 1,708.470, which is the index closing value of such underlying on the pricing date

With respect to the EEM Shares, $47.66, which is the closing price of such underlying on the pricing date

Final level:

With respect to the RTY Index, the index closing value of such underlying on the valuation date

With respect to the EEM Shares, the closing price of such underlying on the valuation date times the adjustment factor on such date

Valuation date:	May 12, 2023, subject to adjustment for non-index business days, non-trading days and certain market disruption events
Maximum payment at maturity:	$1,400 per Buffered PLUS
Minimum payment at maturity:	$100 per Buffered PLUS (10% of the stated principal amount)
Leverage factor:	200%
Adjustment factor:	With respect to the EEM Shares, 1.0, subject to adjustment in the event of certain events affecting the EEM Shares
Buffer amount:

10%. As a result of the buffer amount of 10%, the value at or above which each underlying must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS is as follows:

With respect to the RTY Index: 1,537.623, which is 90% of the initial level.

With respect to the EEM Shares: $42.894, which is 90% of the initial level.

Stated principal amount:	$1,000 per Buffered PLUS
Issue price:	$1,000 per Buffered PLUS
Pricing date:	November 12, 2020
Original issue date:	November 17, 2020 (3 business days after the pricing date)
CUSIP / ISIN:	61771EJK5 / US61771EJK55
Listing:	The Buffered PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$959.80 per Buffered PLUS. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per Buffered PLUS	$1,000	$5	$995
Total	$3,111,000	$15,555	$3,095,445
(1)	The Buffered PLUS will be sold only to investors purchasing the Buffered PLUS in fee-based advisory accounts.
(2)	MS & Co. expects to sell all of the PLUS that it purchases from us to an unaffiliated dealer at a price of $995 per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.
(3)	See “Use of proceeds and hedging” on page 21.

The Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Buffered PLUS” and “Additional Information About the Buffered PLUS” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2017 Index Supplement dated November 16, 2017     Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due May 17, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due May 17, 2023 (the “Buffered PLUS”) can be used:

▪	To gain exposure to the worst performing of two equity underlyings

▪	To potentially outperform the worst performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF, subject to the maximum payment at maturity, by taking advantage of the leverage factor

▪	To obtain a buffer against a specified level of negative performance of the worst performing underlying

If the final level of either underlying is less than 90% of its respective initial level, investors will be negatively exposed to the decline in the worst performing underlying beyond the buffer amount and will lose some or a substantial portion of their investment.

Maturity:	2.5 years
Leverage factor:	200%
Maximum payment at maturity:	$1,400 per Buffered PLUS (140% of the stated principal amount)
Minimum payment at maturity:	$100 per Buffered PLUS (10% of the stated principal amount). Investors may lose up to 90% of the stated principal amount of the Buffered PLUS.
Buffer amount:	10%, with 1-to-1 downside exposure to the worst performing underlying below the buffer
Coupon:	None
Listing:	The Buffered PLUS will not be listed on any securities exchange

The original issue price of each Buffered PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered PLUS, which are borne by you, and, consequently, the estimated value of the Buffered PLUS on the pricing date is less than $1,000. We estimate that the value of each Buffered PLUS on the pricing date is $959.80.

What goes into the estimated value on the pricing date?

In valuing the Buffered PLUS on the pricing date, we take into account that the Buffered PLUS comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the Buffered PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered PLUS?

In determining the economic terms of the Buffered PLUS, including the leverage factor, the buffer amount, the maximum payment at maturity and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered PLUS?

The price at which MS & Co. purchases the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered PLUS, and, if it once chooses to make a market, may cease doing so at any time.

November 2020	Page 2

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due May 17, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Buffered PLUS offer leveraged exposure to the worst performing underlying, subject to the maximum payment at maturity, to the extent that the final level of each underlying is greater than its respective initial level. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying, subject to the maximum payment at maturity. If the final level of either underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 90% of its respective initial level, investors will receive the stated principal amount of their investment. However, if the final level of either underlying is less than 90% of its respective initial level, investors will lose 1% for every 1% decline in the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. All payments on the Buffered PLUS are subject to our credit risk.

Leveraged Performance Up to a Cap	The Buffered PLUS offer investors an opportunity to receive 200% of the positive return of the worst performing of the underlyings, subject to the maximum payment at maturity, if both underlyings have appreciated in value.
Upside Scenario if Both Underlyings Appreciate	Both underlyings increase in value, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000 plus 200% of the underlying percent change of the worst performing underlying, subject to the maximum payment at maturity of $1,400 per Buffered PLUS (140% of the stated principal amount).
Par Scenario	The final level of either underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 90% of its respective initial level. At maturity, the Buffered PLUS redeem for the stated principal amount of $1,000.
Downside Scenario	The final level of either underlying is less than 90% of its respective initial level. In this case, the Buffered PLUS redeem for less than the stated principal amount by an amount proportionate to the percentage decrease of the worst performing underlying over the term of the Buffered PLUS, plus the buffer amount of 10%. For example, if the final level of the worst performing underlying is 70% less than its initial level, the Buffered PLUS will be redeemed at maturity for a loss of 60% of principal at $400, or 40% of the stated principal amount. The minimum payment at maturity is $100 per Buffered PLUS.

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in either underlying to less than 90% of its respective initial level will result in a loss, and potentially a significant loss, of your investment, even if the other underlying has appreciated or has not declined as much.

November 2020	Page 3

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due May 17, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Buffered PLUS. The following examples are for illustrative purposes only. The actual initial level for each underlying is set forth on the cover of this document. Any payment at maturity on the Buffered PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Leverage factor:	200%
Maximum payment at maturity:	$1,400
Hypothetical initial level:	With respect to the RTY Index: 1,500 With respect to the EEM Shares: $50
Minimum payment at maturity:	$100 per Buffered PLUS (10% of the stated principal amount)
Buffer amount:	10%

EXAMPLE 1: The final level of each underlying is greater than its respective initial level.

Final level		RTY Index: 2,175
EEM Shares: $75
Underlying percent change		RTY Index: (2,175 – 1,500) / 1,500 = 45% EEM Shares: ($75 – $50) / $50 = 50%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying), subject to the maximum payment at maturity
	=	$1,000 + ($1,000 × 200% × 45%), subject to the maximum payment at maturity
	=	$1,400

In example 1, the final levels of both the RTY Index and EEM Shares are greater than their initial levels. The RTY Index has appreciated by 45% while the EEM Shares have appreciated by 50%. Therefore, investors receive at maturity the stated principal amount plus 200% of the appreciation of the worst performing underlying, which is the RTY Index in this example, subject to the maximum payment at maturity. Because the payment at maturity cannot exceed the maximum payment at maturity, investors receive $1,400 per Buffered PLUS at maturity.

EXAMPLE 2: The final level of each underlying is greater than its respective initial level.

Final level		RTY Index: 1,650
EEM Shares: $70
Underlying percent change		RTY Index: (1,650 – 1,500) / 1,500 = 10% EEM Shares: ($70 – $50) / $50 = 40%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)
	=	$1,000 + ($1,000 × 200% × 10%)
	=	$1,200

In example 2, the final levels of both the RTY Index and EEM Shares are greater than their initial levels. The RTY Index has appreciated by 10% while the EEM Shares have appreciated by 40%. Therefore, investors receive at maturity the stated principal

November 2020	Page 4

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due May 17, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

amount plus 200% of the appreciation of the worst performing underlying, which is the RTY Index in this example. Investors receive $1,200 per Buffered PLUS at maturity.

EXAMPLE 3: The final level of one underlying is greater than its respective initial level while the final level of the other underlying is less than its respective initial level, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 10%.

Final level		RTY Index: 2,100
		EEM Shares: $47.50
Underlying percent change		RTY Index: (2,100 – 1,500) / 1,500 = 40% EEM Shares: ($47.50 – $50) / $50 = -5%
Payment at maturity	=	$1,000

In example 3, the final level of the RTY Index is greater than its respective initial level, while the final level of the EEM Shares is less than its respective initial level. The RTY Index has appreciated by 40%, while the EEM Shares have declined by 5%, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 10%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per Buffered PLUS at maturity.

EXAMPLE 4: The final level of one underlying is greater than its respective initial level while the final level of the other underlying is less than 90% of its respective initial level.

Final level		RTY Index: 1,650
EEM Shares: $25
Underlying percent change		RTY Index: (1,650 – 1,500) / 1,500 = 10% EEM Shares: ($25 – $50) / $50 = -50%
Underlying performance factor		RTY Index: 1,650 / 1,500 = 110% EEM Shares: $25 / $50 = 50%
Payment at maturity	=	($1,000 × underlying performance factor of the worst performing underlying) + $100
	=	($1,000 × 50%) + $100
	=	$600

In example 4, the final level of the RTY Index is greater than its respective initial level, while the final level of the EEM Shares is less than 70% of its respective initial level. While the RTY Index has appreciated by 10%, the EEM Shares have declined by 50%. Therefore, investors are exposed to the negative performance of the EEM Shares, which represent the worst performing underlying in this example, beyond the buffer amount of 10%, and receive a payment at maturity of $600 per Buffered PLUS. In this example, investors are exposed to the negative performance of the worst performing underlying even though the other underlying has appreciated in value by 10%, because the final level of each underlying is not greater than or equal to 90% of its respective initial level.

EXAMPLE 5: The final level of each underlying is less than its respective initial level, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 10%.

Final level		RTY Index: 1,425
		EEM Shares: $46
Underlying percent change		RTY Index: (1,425 – 1,500) / 1,500 = -5% EEM Shares: ($46 – $50) / $50 = -8%
Payment at maturity	=	$1,000

November 2020	Page 5

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due May 17, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

In example 5, the final level of each underlying is less than its respective initial level, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 10%. The RTY Index has declined by 5% while the EEM Shares have declined by 8%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per Buffered PLUS at maturity.

EXAMPLE 6: The final level of each underlying is less than 90% of its respective initial level.

Final level		RTY Index: 450
EEM Shares: $20
Underlying percent change		RTY Index: (450 – 1,500) / 1,500 = -70% EEM Shares: ($20 – $50) / $50 = -60%
Underlying performance factor		RTY Index: 450 / 1,500 = 30% EEM Shares: $20 / $50 = 40%
Payment at maturity	=	($1,000 × underlying performance factor of the worst performing underlying) + $100
	=	($1,000 × 30%) + $100
	=	$400

In example 6, the final levels of both the RTY Index and the EEM Shares are less than their respective initial levels by an amount greater than the buffer amount of 10%. The RTY Index has declined by 70% while the EEM Shares have declined by 60%. Therefore, investors are exposed to the negative performance of the RTY Index, which is the worst performing underlying in this example, beyond the buffer amount of 10%, and receive a payment at maturity of $400 per Buffered PLUS.

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in either underlying by an amount greater than the buffer amount of 10% will result in a loss, and potentially a significant loss, of your investment, even if the other underlying has appreciated or has not declined as much.

November 2020	Page 6

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due May 17, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

▪	The Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of the stated principal amount. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of the stated principal amount of the Buffered PLUS. If the final level of either underlying is less than 90% of its initial level, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the worst performing underlying from its initial level, plus $100 per Buffered PLUS. Accordingly, investors may lose up to 90% of the stated principal amount of the Buffered PLUS.

▪	The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of $1,400 per Buffered PLUS, or 140% of the stated principal amount. Although the leverage factor provides 200% exposure to any increase in the final level of the worst performing underlying over its initial level, because the payment at maturity will be limited to 140% of the stated principal amount for the Buffered PLUS, any increase in the final level of the worst performing underlying over its initial level by more than 20% of its initial level will not further increase the return on the Buffered PLUS.

▪	You are exposed to the price risk of both underlyings. Your return on the Buffered PLUS it not linked to a basket consisting of both underlyings. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlyings. Poor performance by either underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. If either underlying declines to below 90% of its respective initial level as of the valuation date, you will lose some or a substantial portion of your investment, even if the other underlying has appreciated or has not declined as much. Accordingly, your investment is subject to the price risk of both underlyings.

▪	Because the Buffered PLUS are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the Buffered PLUS were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the Buffered PLUS as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that either underlying will decline to below 90% of its initial level as of the valuation date than if the Buffered PLUS were linked to only one underlying. Therefore it is more likely that you will suffer a loss on your investment.

▪	The market price of the Buffered PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market, including the value, volatility and dividend yield of each of the underlyings, interest and yield rates in the market, time remaining until the Buffered PLUS mature, geopolitical conditions and economic, financial, political, regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The levels of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Russell 2000® Index Overview” and “iShares® MSCI Emerging Markets ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

▪	The Buffered PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. You are dependent on our ability to pay all amounts due on the Buffered PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Buffered PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any

November 2020	Page 7

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due May 17, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered PLUS.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The Buffered PLUS are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the Buffered PLUS are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	There are risks associated with investments in securities, such as the Buffered PLUS, linked to the value of foreign (and especially emerging markets) equity securities. The EEM Shares track the performance of the MSCI Emerging Markets IndexSM, which is linked to the value of foreign (and especially emerging markets) equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks included in the MSCI Emerging Markets IndexSM and that are generally tracked by the EEM Shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

▪	The Buffered PLUS are subject to currency exchange risk. Because the price of the EEM Shares tracks the performance of the MSCI Emerging Markets IndexSM, holders of the Buffered PLUS will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as

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well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the EEM Shares, the price of the EEM Shares will be adversely affected and the payment at maturity on the Buffered PLUS may be reduced.

Of particular importance to potential currency exchange risk are:

o	existing and expected rates of inflation;

o	existing and expected interest rate levels;

o	the balance of payments; and

o	the extent of governmental surpluses or deficits in the countries represented in the MSCI Emerging Markets IndexSM and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI Emerging Markets IndexSM and the United States and other countries important to international trade and finance.

▪	The amount payable on the Buffered PLUS is not linked to the values of the underlyings at any time other than the valuation date. The final level of each underlying will be based on the closing level of such underlying on the valuation date, subject to postponement for non-index business days, non-trading days and certain market disruption events. Even if both underlyings appreciate prior to the valuation date but the value of either underlying drops by the valuation date, the payment at maturity will be less than it would have been had the payment at maturity been linked to the values of the underlyings prior to such drop. Although the actual values of the underlyings on the stated maturity date or at other times during the term of the Buffered PLUS may be higher than their respective final levels, the payment at maturity will be based solely on the closing levels on the valuation date.

▪	Investing in the Buffered PLUS is not equivalent to investing in either underlying or the stocks composing the RTY Index or the MSCI Emerging Markets IndexSM. Investing in the Buffered PLUS is not equivalent to investing in either underlying or the component stocks of either the RTY Index or the MSCI Emerging Markets IndexSM. As an investor in the Buffered PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute either the RTY Index or the MSCI Emerging Markets IndexSM.

▪	Adjustments to the RTY Index could adversely affect the value of the Buffered PLUS. The publisher of the RTY Index may add, delete or substitute the stocks constituting the RTY Index or make other methodological changes that could change the value of the RTY Index. The publisher of the RTY Index may discontinue or suspend calculation or publication of the RTY Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	Adjustments to the EEM Shares or the index tracked by the EEM Shares could adversely affect the value of the Buffered PLUS. The investment adviser to the iShares® MSCI Emerging Markets ETF, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing iShares® MSCI Emerging Markets ETF. Any of these actions could adversely affect the price of the EEM Shares and, consequently, the value of the Buffered PLUS. MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the MSCI Emerging Markets IndexSM. MSCI may add, delete or substitute the stocks constituting the MSCI Emerging Markets IndexSM or make other methodological changes that could change the level of the MSCI Emerging Markets IndexSM. MSCI may discontinue or suspend calculation or publication of the MSCI Emerging Markets IndexSM at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued MSCI Emerging Markets IndexSM and is permitted to consider indices that are calculated

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and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the EEM Shares and, consequently, the value of the Buffered PLUS.

▪	The performance and market price of the EEM Shares, particularly during periods of market volatility, may not correlate with the performance of the MSCI Emerging Markets IndexSM, the performance of the component securities of the MSCI Emerging Markets IndexSM or the net asset value per share of the EEM Shares. The EEM Shares do not fully replicate the MSCI Emerging Markets IndexSM and may hold securities that are different than those included in the MSCI Emerging Markets IndexSM. In addition, the performance of the EEM Shares will reflect additional transaction costs and fees that are not included in the calculation of the MSCI Emerging Markets IndexSM. All of these factors may lead to a lack of correlation between the performance of the EEM Shares and the MSCI Emerging Markets IndexSM. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the EEM Shares may impact the variance between the performance of the EEM Shares and the MSCI Emerging Markets IndexSM. Finally, because the shares of the EEM Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the EEM Shares may differ from the net asset value per share of the EEM Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the EEM Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the EEM Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the EEM Shares, and their ability to create and redeem shares of the EEM Shares may be disrupted. Under these circumstances, the market price of shares of the EEM Shares may vary substantially from the net asset value per share of the EEM Shares or the level of the MSCI Emerging Markets IndexSM.

For all of the foregoing reasons, the performance of the EEM Shares may not correlate with the performance of the MSCI Emerging Markets IndexSM, the performance of the component securities of the MSCI Emerging Markets IndexSM or the net asset value per share of the EEM Shares.  Any of these events could materially and adversely affect the price of the shares of the EEM Shares and, therefore, the value of the Buffered PLUS.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment on the Buffered PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the EEM Shares on the valuation date, even if the EEM Shares’ shares are underperforming the MSCI Emerging Markets IndexSM or the component securities of the MSCI Emerging Markets IndexSM and/or trading below the net asset value per share of the EEM Shares.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the EEM Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the EEM Shares. However, the calculation agent will not make an adjustment for every event that can affect the EEM Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the Buffered PLUS may be materially and adversely affected.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our

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secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the Buffered PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered PLUS than those generated by others, including other dealers in the market, if they attempted to value the Buffered PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered PLUS in the secondary market (if any exists) at any time. The value of your Buffered PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Buffered PLUS will be influenced by many unpredictable factors” above.

▪	The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered PLUS. MS & Co. may, but is not obligated to, make a market in the Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered PLUS (and to other instruments linked to either underlying or the MSCI Emerging Markets IndexSM), including taking positions in stocks constituting the RTY Index or the MSCI Emerging Markets IndexSM or taking positions in the EEM Shares, futures and/or options contracts on the RTY Index, the EEM Shares, the MSCI Emerging Markets IndexSM or their component stocks listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial level of an underlying, and, therefore, could increase the value at or above which such underlying must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the closing value of either underlying on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlying).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered PLUS. As calculation agent, MS & Co. will determine the initial levels and the final levels, including whether any underlying has decreased to below 90% of its respective initial level, and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, whether to make any adjustments to the adjustment factor and the selection of a successor index or calculation of the index closing value of the RTY Index or the closing price of the EEM Shares, as applicable, in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation

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Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered PLUS on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Buffered PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Buffered PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for PLUS, the withholding rules commonly referred to as “FATCA” would apply to the Buffered PLUS if they were recharacterized as debt instruments. However, recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition (other than amounts treated as “FDAP income,” as defined in the accompanying product supplement for PLUS). The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Buffered PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Buffered PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on November 12, 2020:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	1,708.470
52 Weeks Ago:	1,595.117
52 Week High (on 11/10/2020):	1,737.009
52 Week Low (on 3/18/2020):	991.160

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2015 through November 12, 2020. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the same period. The closing value of the RTY Index on November 12, 2020 was 1,708.470. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.

RTY Index Daily Closing Values January 1, 2015 to November 12, 2020

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Russell 2000® Index	High	Low	Period End
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter (through November 12, 2020)	1,737.009	1,531.202	1,708.470

The “Russell 2000® Index” is a trademark of FTSE Russell. For more information, see “Russell 2000® Index” in the accompanying index supplement.

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iShares® MSCI Emerging Markets ETF Overview

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM. The iShares® MSCI Emerging Markets ETF is managed by iShares®, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information.

Information as of market close on November 12, 2020:

Bloomberg Ticker Symbol:	EEM UP
Current Share Price:	$47.66
52 Weeks Ago:	$43.09
52 Week High (on 11/9/2020):	$48.26
52 Week Low (on 3/23/2020):	$30.61

The following graph sets forth the daily closing prices of the EEM Shares for the period from January 1, 2015 through November 12, 2020. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the EEM Shares for each quarter in the same period. The closing price of the EEM Shares on November 12, 2020 was $47.66. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The EEM Shares have at times experienced periods of high volatility, and you should not take the historical values of the EEM Shares as an indication of future performance.

EEM Shares Daily Closing Prices January 1, 2015 to November 12, 2020

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iShares® MSCI Emerging Markets ETF (CUSIP 464287234)	High ($)	Low ($)	Period End ($)
2015
First Quarter	41.07	37.92	40.13
Second Quarter	44.09	39.04	39.62
Third Quarter	39.78	31.32	32.78
Fourth Quarter	36.29	31.55	32.19
2016
First Quarter	34.28	28.25	34.25
Second Quarter	35.26	31.87	34.36
Third Quarter	38.20	33.77	37.45
Fourth Quarter	38.10	34.08	35.01
2017
First Quarter	39.99	35.43	39.39
Second Quarter	41.93	38.81	41.39
Third Quarter	45.85	41.05	44.81
Fourth Quarter	47.81	44.82	47.12
2018
First Quarter	52.08	45.69	48.28
Second Quarter	48.14	42.33	43.33
Third Quarter	45.03	41.14	42.92
Fourth Quarter	42.93	38.00	39.06
2019
First Quarter	43.71	38.45	42.92
Second Quarter	44.59	39.91	42.91
Third Quarter	43.42	38.74	40.87
Fourth Quarter	45.07	40.27	44.87
2020
First Quarter	46.30	30.61	34.13
Second Quarter	41.19	32.67	39.99
Third Quarter	45.55	40.44	44.09
Fourth Quarter (through November 12, 2020)	48.26	43.99	47.66

This document relates only to the Buffered PLUS referenced hereby and does not relate to the EEM Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the Buffered PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EEM Shares (and therefore the price of the EEM Shares at the time we priced the Buffered PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the Buffered PLUS and therefore the value of the Buffered PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EEM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due May 17, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

EEM Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered PLUS under the securities laws. As a purchaser of the Buffered PLUS, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EEM Shares.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The Buffered PLUS are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the Buffered PLUS or any member of the public regarding the advisability of investing in the Buffered PLUS. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the Buffered PLUS.

The MSCI Emerging Markets IndexSM. The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI Emerging Markets IndexSM is described in “MSCI Emerging Markets IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

November 2020	Page 17

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due May 17, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Buffered PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	FTSE Russell, or any successor thereof
Share underlying index:	MSCI Emerging Markets IndexSM
Share underlying index publisher:	MSCI Inc. or any successor thereof
Index closing value:	With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the RTY Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the RTY Index published by the underlying index publisher for the RTY Index.
Denominations:	$1,000 per Buffered PLUS and integral multiples thereof
Postponement of maturity date:	If the scheduled valuation date is not an index business day or a trading day, as applicable, with respect to either underlying or if a market disruption event occurs with respect to either underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to either underlying.
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Buffered PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Buffered PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each

November 2020	Page 18

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due May 17, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

stated principal amount of the Buffered PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Buffered PLUS to the trustee for delivery to the depositary, as holder of the Buffered PLUS, on the maturity date.

November 2020	Page 19

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due May 17, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

 Additional Information About the Buffered PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a Buffered PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

▪    A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to settlement, other than pursuant to a sale or exchange.

▪    Upon sale, exchange or settlement of the Buffered PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Buffered PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the Buffered PLUS are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the Buffered PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Buffered PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Buffered PLUS, including the leveraged upside payment and the fact that the Buffered PLUS are linked to an index in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Buffered PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Buffered PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with

November 2020	Page 20

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due May 17, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the Buffered PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered PLUS.

Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Buffered PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered PLUS borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Buffered PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the EEM Shares, in stocks constituting the RTY Index or the MSCI Emerging Markets IndexSM, in futures and/or options contracts on the RTY Index, the EEM Shares, the MSCI Emerging Markets IndexSM or their component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the

November 2020	Page 21

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due May 17, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

level of either underlying on the pricing date, and therefore could increase the level at or above which such underlying must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS (depending also on the performance of the other underlying). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered PLUS, including on the valuation, by purchasing and selling the EEM Shares, the stocks constituting the RTY Index or the MSCI Emerging Markets IndexSM, futures or options contracts on the RTY Index, the EEM Shares, the MSCI Emerging Markets IndexSM or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of either underlying, and, therefore, adversely affect the value of the Buffered PLUS or the payment you will receive at maturity (depending also on the performance of the other underlying). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Buffered PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Buffered PLUS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Buffered PLUS are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Buffered PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related

November 2020	Page 22

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due May 17, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Buffered PLUS.

Because we may be considered a party in interest with respect to many Plans, the Buffered PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Buffered PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Buffered PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Buffered PLUS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these Buffered PLUS will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Buffered PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The Buffered PLUS are contractual financial instruments. The financial exposure provided by the Buffered PLUS is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Buffered PLUS. The Buffered PLUS have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Buffered PLUS.

Each purchaser or holder of any Buffered PLUS acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Buffered PLUS, (B) the purchaser or holder’s investment in the Buffered PLUS, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Buffered PLUS;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Buffered PLUS and (B) all hedging transactions in connection with our obligations under the Buffered PLUS;

(iii) any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv) our interests are adverse to the interests of the purchaser or holder; and

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due May 17, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

(v)  neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Buffered PLUS has exclusive responsibility for ensuring that its purchase, holding and disposition of the Buffered PLUS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any Buffered PLUS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of the Buffered PLUS should consult and rely on their own counsel and advisers as to whether an investment in the Buffered PLUS is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Buffered PLUS if the account, plan or annuity is for the benefit of an employee of Morgan Stanley, Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Buffered PLUS by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered PLUS, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Buffered PLUS that it purchases from us to an unaffiliated dealer at a price of $995 per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Validity of the Buffered PLUS:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the Buffered PLUS offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such Buffered PLUS will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without

November 2020	Page 24

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF due May 17, 2023

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the Buffered PLUS and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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